                             FORM OF FACE OF NOTE

                   CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

No. _______                                               CUSIP No. 153443AA4

                 ____% CONVERTIBLE SUBORDINATED NOTE DUE 2004

         Central European Media Enterprises Ltd., a Bermudian corporation (the "Company"), for value received, hereby promises to pay to ________________, or its registered assign, the principal sum of ___________________, on _________, 2004.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                                     By:------------------------------------
                                     Name:
                                     Title:

[Corporate Seal]

                                     By:------------------------------------
                                     Name:
                                     Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY,
      as Trustee, certifies that this is one
      of the Notes referred to in the Indenture.

By:------------------------------------
         Authorized Signatory

Dated: _______________________

                         FORM OF REVERSE SIDE OF NOTE


                   CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

                 ____% CONVERTIBLE SUBORDINATED NOTE DUE 2004

         1.       Indenture.

         This Note is one of a duly authorized issue of debt securities of Central European Media Enterprises Ltd., a Bermudian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), designated as its "___% Convertible Subordinated Notes due 2004" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $___________, issued under an indenture dated as of ___________, 1997 (as amended or supplemented from time to time, the `Indenture") between the Company and ____________, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person. The Indenture does not contain any restrictions on the incurrence of indebtedness, the creation of liens or the payment of dividends or the making of distributions, investments or certain other restricted payments or any financial covenants.

         2.       Principal and Interest.

         The Company promises to pay the principal amount set forth on the face hereof to the Holder hereof on __________, 2004.

         This Note will bear interest from and including the Issue Date at the rate of ___% per annum. The Company shall pay such interest from and including the Issue Date, or from and including the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semi-annually on _______ and _______ of each year, commencing on ______________, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any Interest Payment Date is the close of business on ________ or ________, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest (including

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Additional Amounts (as hereinafter defined), if any) accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on (i) any overdue principal of (and premium, if any, on) this Note, at the interest rate borne on this Note, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the interest rate borne on the Notes, plus 1% per annum. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.7, Section 4.5 or Section 4.9 of the Indenture, or otherwise.

         3.       Additional Amounts.

         Except to the extent required by law, any and all payments of, or in respect of, any Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by Bermuda, or any other jurisdiction under the laws of which the Company is organized ("Other Jurisdiction") or any political subdivision of or any taxing authority in Bermuda or in any Other Jurisdiction ("Bermudian Taxes" or "Other Taxes," respectively). If the Company shall be required by law to withhold or deduct any Bermudian Taxes or Other Taxes from or in respect of any sum payable under a Note, the sum payable by the Company, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder shall receive an amount equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any of the following Bermudian Taxes or Other Taxes to a Holder (an "Excluded Holder") (i) any tax, withholding, assessment or other governmental charge which would not have been imposed but for (x) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and Bermuda or Other Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (y) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (ii) any estate, inheritance, gift, sale, transfer or personal property tax; (iii) any tax, assessment or other governmental charge that is withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply timely with a reasonable request in writing of the Company
(A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing or domicile jurisdiction as a precondition to exemption from or reduction of all or part of such tax, assessment or other governmental charge; provided, however, that this clause (iii) shall not apply to the Company's obligation to pay Additional Amounts if the completing and filling of the information described in (x) above or the declaration or other claim described in (y) above would be materially more onerous in form, in procedure or in substance of information disclosed, in comparison to the information reporting requirements imposed under U.S. tax law with respect to Forms 1001, W-8 and W-9; or (iv) any combination of items (i), (ii), and (iii) above; nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note to any Holder who is not the sole beneficial owner of such Note or is a fiduciary or partnership, but only to the extent that a beneficial owner, a beneficiary or a settlor with respect to a fiduciary or a member of the partnership would not have been entitled to the payment of the Additional Amount had the beneficial owner, beneficiary, settlor or member of such partnership received directly its beneficial or distributive share of the payments.

         In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering the Notes payable in Bermuda, the United States or any political subdivision thereof or taxing authority of or in the foregoing. The Company will also pay and indemnify the Trustee and the Holders of the Notes from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustee or the Holders to enforce the obligations of the Company under the Notes or the Indenture.

         4.       Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender the Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

         5.       Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

         6.       Optional Redemption.

         Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Company prior to __________, 2000. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the percentage of the principal amount at Stated Maturity set forth below if redeemed in the 12-month period beginning __________ of the years indicated:

                                                    Redemption
                        Year                           Price
                        ----                        ------------
                        2000                             %
                        2001                             %
                        2002                             %

and thereafter at a Redemption Price equal to 100% of the principal amount at Stated Maturity, together in each case with accrued and unpaid interest (including Additional Amounts, if any) to the Redemption Date (subject to the right of Holders of record on Record Dates to receive interest due on an Interest Payment Date).

         If, at any time, the Company is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company, the Notes may be redeemed, at the option of the Company, in whole but not in part, upon not less than 30 or more than 60 calendar days' notice to the Holders in accordance with the terms of the Indenture, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any (including Additional Amounts, if any). The Company will also pay to holders on the Redemption Date any Additional Amounts payable in respect of the period ending on the Redemption Date. Prior to the publication of any notice of redemption pursuant to this provision, which in no event will be given earlier than 90 days prior to the earliest date on which the Company would be required to pay such Additional Amounts were a payment in respect of the Notes then due, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures and (ii) an Opinion of Counsel, independent of the Company and approved by the Trustee, to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Trustee shall accept such Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the condition precedent set forth in clauses (i) and (ii) above, in which event it shall be conclusive and binding on the Holders.

         7.       Notice of Redemption.

         At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send or cause to be sent a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

         If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Additional Amounts, if any) will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Additional Amounts, if any) on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

         The Notes are not subject to any sinking fund.

         8.       Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 100% of the principal amount at Stated Maturity thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, and Additional Amounts, if any, thereon to the Change of Control Payment Date.

         Within 15 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or

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portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Additional Amounts, if any, from and after the Change of Control Payment Date.

         9. Repurchase at the Option of Holders upon a Termination of Trading.

         In the event of any Termination of Trading (as defined in the Indenture) occurring after the Issue Date and on or prior to Maturity, each Holder of Notes will have the right, at the Holder's option, to require the Company to repurchase all or any part of such Holder's Notes on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Termination of Trading at a price (the "Repurchase Price") equal to 100% of the principal amount at Stated Maturity thereof, together with accrued and unpaid interest, if any, and Additional Amounts, if any, thereon to the Repurchase Date.

         On or before the 15th day after the occurrence of a Termination Trading, the Company shall mail to all Holders of Notes a notice of the occurrence of such Termination of Trading, the Repurchase Price and the procedures which the Holder must follow to exercise the repurchase right. To exercise such right, the Holder of the Note must deliver, on or before the close of business on the Repurchase Date, irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and to the Trustee of the Holder's exercise of such right, together with the certificates evidencing the Notes with respect to which the right is being exercised, duly endorsed for transfer and with the form entitled "Option of Holder to Require Purchase" appearing below completed. Such written notice is irrevocable.

         10.      Mandatory Redemption.

         Except as set forth in Sections 8 and 9, the Company is not required to make any mandatory redemption payments or sinking fund payments with respect to the Notes.

         11.      Transfer and Exchange.

         A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of transfer in the Note register by the Registrar. When Notes are presented to the registrar with a request to register the transfer of, or to exchange such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.

         12.      Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amounts.

         13.      Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         14.      Discharge and Defeasance.


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

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest (and Additional Amounts, if any) on the Notes to redemption or Maturity, as the case may be.

         15.      Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least two-thirds in principal amount at Stated Maturity of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount at Stated Maturity of the outstanding Notes. Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture and the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and the Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company by the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to add security for the Notes; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect;
(viii) to make provision with respect to the conversion rights of the Holders of the Notes in the event of a consolidation, merger or sale of assets involving the Company as required by the Indenture; or (ix) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         16.      Defaults and Remedies.

         Events of Default under the Indenture include in summary form: default in payment of interest, including Additional Amounts, if any, on the Notes for 30 days; default in payment of principal on the Notes; failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant and the Termination of Trading covenant; failure by the Company to comply with certain of its other agreements in the Indenture or the Notes and the continuance of such default or breach for 30 days after notice; defaults in the payment of certain other Indebtedness, or defaults, other than such payment defaults, which result in the acceleration prior to express maturity of certain other Indebtedness or which consist of the failure to pay at maturity; certain final judgments which remain undischarged, unwaived, unappealed, unbonded, unstayed or unsatisfied; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at Stated Maturity of the outstanding Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the outstanding Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount at the Stated Maturity of the outstanding Notes, by written notice to the Company and

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

the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

         17.      Individual Rights of Trustee.

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or its Affiliates with the same rights it would have it if were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         18.      No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         19.      Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE

AND TO BE PERFORMED IN SAID STATE.

         20.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian),, and U/G/M/A (=Uniform Gifts to Minors
Act).

         21.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.

         22.      Subordination.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the

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

subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         23.      Conversion Rights.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his, her or its option, at any time on or after 9:00 a.m. New York City time on ____________ and before the close of business on the Business Day next preceding the Maturity of this Note or the Redemption Date for this Note, or in case this Note or a portion hereof is called for redemption, then in respect of this Note or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day next preceding the Maturity or the Redemption Date, to convert this Note at the principal amount hereof, or of such portion, in to fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at a conversion price equal to $______ per share of such Common Stock (or in each case at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this

Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose pursuant to the Indenture, accompanied by written notice to the Company in the form provided in this Note (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Note and, in case such surrender shall be made during the period from the close of business on any regular Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date (unless this Note or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House funds, or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Security) of record at such regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made upon conversion on account of any interest accrued hereon or on account of any dividends on the Common Stock issued on conversion, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture.

         The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                                    Central European Media Enterprises Ltd.
                                    Clarendon House
                                    Hamilton HM/CX
                                    Bermuda

                                  ASSIGNMENT

                   (To be executed by the registered Holder
                if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

/                  /

                     ------------------------------------------------------

---------------------------------------------------------------------------

                (Please print name and address of transferee)
---------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ------------------ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:----------------------

----------------------------       ----------------------------
Signature of Holder                Signature Guaranteed:
                                   Signatures must be guaranteed by
                                   an "eligible" guarantor institution"
                                   meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent
                                   Medallion Program ("STAMP") or such other
                                   "signature guarantee program" as may be
                                   determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                      OPTION OF HOLDER TO ELECT PURCHASE
                            (check as appropriate)

|_|      In connection with the Change of Control Offer made pursuant to
         Section 4.7 of the Indenture, the undersigned hereby elects to have

         |_|      the entire principal amount

         |_|      $ ---------------- ($1,000 in principal amount or an
                  integral multiple thereof) of this Note


                  repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ----------------- an amount in cash equal to 100% of the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Change of Control Payment Date.

|_| In connection with the option of the Holder to required the Company to repurchase the Holder's Note upon a Termination of Trading pursuant to
         Section 4.8 of the Indenture, the undersigned hereby elects to have


         |_|      the entire principal amount

         |_|      $ ----------------- ($1,000 in principal amount or an
                  integral multiple thereof) of this Note

                  repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ------------- an amount in cash equal to 100% of the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Repurchase Date.

         Dated:---------

----------------------------            ----------------------------
Signature of Holder                     Signature Guaranteed

                                        Signatures must be guaranteed by an
                                        "eligible" guarantor institution"
                                        meeting the requirements of the
                                        Registrar, which requirements include
                                        membership or participation in the
                                        Security Transfer Agent Medallion
                                        Program ("STAMP") or such other
                                        "signature guarantee program" as may
                                        be determined by the Registrar in
                                        addition to, or in substitution for,
                                        STAMP, all in accordance with the
                                        Securities Exchange Act of 1934, as
                                        amended.

 NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                          FORM OF CONVERSION NOTICE

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If this Notice is being delivered on a date after the close of business on a regular Record Date and prior to the close of business on the related Interest Payment

         Date, this Notice is accompanied by payment in New York Clearing House funds, or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal of this Note to be converted on such Note. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Dated:------------------      --------------------------------------
                                       NOTICE This signature must correspond
                                       with the name as written upon the
                                       face of the within-mentioned instrument
                                       in every particular, without alteration
                                       or any change whatsoever.

         Fill in for registration of
         shares of Common Stock if they are to be delivered, or Securities if they are to be issued, other than to and in the name of the registered owner:

         ---------------------------------
        (Name)

         ---------------------------------
         (Street Address)

         ---------------------------------
         (City, State and zip code)

         (Please print name and address)

         Register:  _____ Common Stock
                    _____ Securities

         (Check appropriate line(s)).

                                       Principal amount to be
                                       converted (if less than all):

                                             $ ________,000

                                       ------------------------------
                                       Social Security or other
                                       Taxpayer Identification
                                       Number of owner